Exhibit 99.2

CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

(BIO ESSENCE CORP.)

NOW COMES the Board of Directors for Bio Essence Corp., a California corporation (the “Company”), hereby consents pursuant to Article II, Section 13 of the Bylaws to the following action in lieu of a meeting:

WHEREAS, the Company executed an Asset Purchase Agreement with Zhituo Software Co., Limited, a company incorporated under the laws of Hong Kong (“Zhituo”) whereby the Company acquired software known as MediFlow AI and assets related to the same (“Software”);

WHEREAS, the Asset Purchase Agreement requires the Board of Directors to determine the number of shares of common stock necessary to satisfy the purchase price of $3,500,000;

WHEREAS, the Company’s common stock has traded at $0.50 per share over the past five (5) days;

NOW THEREFORE, the Board of Directors consent to the following actions:

RESOLVED, the Company shall issue to Zhituo, or its designated assignees, shares of common stock in the total amount of 7,000,000 shares, with each representing a value of $0.50 per share for a total of $3,500,000.

RESOLVED, the Board of Directors hereby ratifies all prior acts of the Company, its officers, and its directors as being in the best interest of the Company.

[Signatures on Next Page]

SIGNATURE PAGE FOR CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

(BIO ESSENCE CORP.)

Approved for entry in the books and records of the Corporation.

Dated: May 7, 2026

/s/ Yin Yan
By:	Yin Yan
Its:	Director

/s/ Siyavash Fooladian
By:	Siyavash Fooladian
Its:	Director

/s/ William Sluss
By:	William Sluss
Its:	Director

Signature:	/s/ Siyavash Fooladian
Siyavash Fooladian (May 8, 2026 22:04:59 PDT)
Email:	info.drsia@gmail.com